UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

Aspen Aerogels, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Aspen Aerogels, Inc.

30 Forbes Road, Building B

Northborough, Massachusetts 01532

SUPPLEMENT DATED MAY 6, 2024

TO PROXY STATEMENT DATED APRIL 10, 2024

FOR THE

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 30, 2024

On April 10, 2024, Aspen Aerogels, Inc. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission for the Company’s Annual Meeting of Stockholders scheduled for May 30, 2024 (the “Annual Meeting”). The Company is filing this supplement to its Proxy Statement solely to correct an inadvertent error in the number of shares of common stock outstanding as of the close of business on April 3, 2024, the record date for the Annual Meeting (the “Record Date”), as previously disclosed in the Proxy Statement.

The number of shares of the Company’s common stock outstanding on the Record Date reported in the Proxy Statement inadvertently included 679,796 shares of restricted stock that had previously been cancelled or forfeited.

The correct number of shares outstanding on the Record Date is 76,082,328, all of which are entitled to vote at the Annual Meeting. Accordingly, the references to 76,762,124 shares of common stock on pages 4 and 10 of the Proxy Statement are hereby replaced with 76,082,328 shares of common stock.

The correction of the number of shares outstanding at the close of business on the Record Date had no effect on the beneficial ownership percentages as reported in the Proxy Statement in the table under the heading “Security Ownership of Certain Beneficial Owners and Management,” except as follows: (i) all directors and current executive officers as a group held 4.2% of the outstanding common stock as of the Record Date; and (ii) entities affiliated with Koch Industries, Inc. held 24.7% of the outstanding common stock as of the Record Date.

This supplement does not modify, change, amend, supplement or otherwise affect any of the other disclosures contained in the Proxy Statement.